Exhibit 11
                 Statement re Computation of Per Share Earnings

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                                        CAVALIER HOMES, INC. AND SUBSIDIARIES
                                      COMPUTATION OF NET INCOME PER COMMON SHARE
                                    (dollars in thousands except per share amounts)

                                                                        For the Year Ended December 31,
                                                         --------------------------------------------------------------
                                                                                                   <
                                                               1999                  1998                  1997
                                                         ------------------    ------------------    ------------------
C>
 BASIC & PRIMARY
      Net Income                                       $             2,150  $             18,655  $             10,247
                                                         ==================    ==================    ==================
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

SHARES:

   Weighted average common shares
      outstanding (basic)                             18,125,763        19,904,746        19,834,942

   Dilutive effect of stock options
     and warrants                                         78,267           239,049           193,239
                                                   --------------    --------------   ---------------

   Weighted average common shares
     outstanding, assuming dilution (diluted)         18,204,030        20,143,795        20,028,181
                                                   ==============    ==============   ===============




 Basic net income per share                      $          0.12  $           0.94  $           0.52
                                                   ==============    ==============   ===============

Diluted net income per share                     $          0.12  $           0.93  $           0.51
                                                   ==============    ==============   ===============

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